Exhibit 10.12

FIRST AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF JANE HENDERSON

This First Amendment to the Amended and Restated Employment Agreement of Jane Henderson (the “Amendment”) is entered into this 18th day of March 2022 (the “Amendment Effective Date”), by and between Jane Henderson (the “Executive”) and Adagio Therapeutics, Inc. (the “Company”).

Recitals

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement dated August 5, 2021 (the “Executive Agreement”); and

WHEREAS, the Company desires to continue to employ Executive as its Chief Financial Officer, and to also employ the Executive as its Chief Business Officer, and the Executive desires to accept such employment and to perform the duties to the Company on the terms and conditions hereinafter set forth in this Amendment; and

WHEREAS, the Company and the Executive wish to amend the Executive Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

Agreement

1.
Amendment to Section 1(b). Section 1(b) of the Executive Agreement is hereby amended by replacing the first paragraph in Section 1(b) in its entirety with the following:

As of March 18, 2022 (the “Amendment Effective Date”), the Executive shall serve as the Chief Financial Officer and Chief Business Officer of the Company and shall have such powers and duties as customarily associated with those roles, and as may from time to time be prescribed by the Chief Executive Officer of the Company (the “CEO”), subject to the direction and control of the CEO. The Executive shall report to the CEO.

2.
Amendment to Section 2.
a.
Section 2(a) is hereby replaced in its entirety as follows:

Base Salary. As of the Amendment Effective Date, the Company will pay Executive, as compensation for the performance of the Executive’s duties and obligations hereunder, salary at the rate of $510,000 per year, less applicable deductions. The Executive’s salary shall be subject to annual review not later than March 31st of each year for possible increase by the Board or the Compensation Committee of the Board (the “Compensation Committee”), which may be adjusted from time to time. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for its executive officers.

3.
Amendment to Appendix A. Appendix A to the Executive Agreement is hereby amended by inserting the following underneath “Outside Activities”:

Member of the Board of Directors of Akero Therapeutics, IVERIC Bio, and Ventus Therapeutics

4.
The Company and the Executive further agree that this Amendment does not constitute grounds for “Good Reason” pursuant to Section 3(e) of the Executive Agreement, or otherwise constitute any trigger for the Company’s payment of any severance benefits to Executive pursuant to the Executive Agreement.

5.
Except as modified or amended in this Amendment, no other term or provision of the Executive Agreement is amended or modified in any respect. Executive remains employed “at will.” The Executive Agreement and its exhibits, the Employee Proprietary Information and Inventions Assignment Agreement, and this Amendment, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company.

The parties have executed this First Amendment to the Amended and Restated Employment Agreement of Jane Henderson on the day and year first written above.

Adagio Therapeutics, Inc.

/s/ David Hering

__________________________________

David Hering
Interim CEO and Chief Operating Officer

Executive

/s/ Jane Henderson

_________________________________

Jane Henderson

I hereby acknowledge and reaffirm my obligations pursuant to the Employee Proprietary Information and Inventions Assignment Agreement.

/s/ Jane Henderson

__________________________________

Jane Henderson

Date: 3/25/2022